UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 4, 2004
Date of Report (date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	1– 10079	94-2885898

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3901 North First Street
San Jose, California 95134-1599
 (Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 13, 2004, Cypress Semiconductor Corporation (“Cypress”) filed with the Securities and Exchange Commission (the  “Commission”) a Report on Form 8-K (the “Initial 8-K Report”) with respect to its acquisition of 100% of the outstanding capital stock of FillFactory NV, a Belgium corporation (“FillFactory”), on August 4, 2004.

In accordance with former Item 7(a)(4) of Form 8-K, the Initial 8-K Report did not include the historical FillFactory  financial statements or the unaudited pro forma combined financial information of Cypress (collectively, the “Financial Information”) and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial  8-K Report as soon as  practicable,  but not later than October 18, 2004.  This amendment is being filed for the purpose of  satisfying  the  Registrant’s undertaking to file the Financial Information required by Item 9.01 of Form 8-K, and this amendment should be read in conjunction with the Initial 8-K Report.

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of business acquired

(b)  Pro forma financial information

(c)  Exhibits

23.1 Consent of Independent Accountants

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of business acquired:

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and
Shareholders of FillFactory NV:

In our opinion, the accompanying balance sheets and the related statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of FillFactory NV (the “Company”) as at December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers Bedrijfsrevisoren
Represented by Raf Vander Stichele

October 14, 2004
Brussels, Belgium

FillFactory NV
Balance Sheets
As of December 31, 2003 and 2002
(In thousands of Euros, except share amounts, unless otherwise stated)

	December 31, 2003	December 31, 2002

Assets
Current assets:
Cash and cash equivalents	€4,859	€1,317
Trade accounts receivable, net	3,260	1,591
Inventories	1,322	1,978
Prepaid expenses and other current assets	251	820
Deferred income tax	176	467

Total current assets	9,868	6,173
Property and equipment, net	1,101	1,276
Intangible assets	346	447
Other non current assets	—	15

Total assets	€11,315	€7,911

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	€159	€134
Accounts payable	1,713	2,355
Income tax payable	316	—
Accrued compensation	358	325
Deferred revenue	1,471	479
Deferred income tax	6	—
Accrued expenses and other current liabilities	465	401

Total current liabilities	4,488	3,694
Long-term debt, less current portion	162	19
Deferred income tax	45	180

Total liabilities	4,695	3,893

Commitments and contingencies (See Note 13)
Shareholders’ equity:
Common shares, 30,988 shares authorized as of December 31, 2003 and 2002; 28,891 shares and 20,965 shares issued and outstanding as of December 31, 2003 and 2002, respectively	6,565	4,600
Retained earnings (deficit)	55	(597)
Accumulated other comprehensive income	—	15

Total shareholders’ equity	6,620	4,018

Total liabilities and shareholders’ equity	€11,315	€7,911

See accompanying notes to financial statements.

FillFactory NV
Statements of Operations
For the Years ended December 31, 2003 and 2002
(In thousands of Euros)

	For the Years Ended

	December 31, 2003	December 31, 2002

Revenue	€17,174	€6,075
Cost of revenue	12,999	5,522

Gross profit	4,175	553
Operating expenses:
Research and development	330	254
Selling, general and administrative	2,218	1,463

Operating income (loss)	1,627	(1,164)
Other income (expense):
Interest income	22	57
Interest expense	(181)	(55)
Foreign exchange loss, net	(385)	(42)

Income (loss) before income tax	1,083	(1,204)
Income tax (provision) benefit	(431)	414

Net income (loss)	€652	€(790)

See accompanying notes to financial statements.

FillFactory NV
Statements of Shareholders’ Equity and Comprehensive Income
For the Years ended December 31, 2003 and 2002
(In thousands of Euros, except shares and per share amounts, unless otherwise stated)

			Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
	Contributed Capital

	Shares	Amount

Balances at December 31, 2001	20,965	€4,600	€193	€—	€4,793
Net loss	—	—	(790)	—	(790)
Minimum pension liabilities	—	—	—	15	15

Total comprehensive loss	—	—	—	—	(775)

Balances at December 31, 2002	20,965	4,600	(597)	15	4,018
7,926 common shares issued at € 247.87 per share upon conversion of shareholders’ loan	7,926	1,965	—	—	1,965
Net income	—	—	652	—	652
Minimum pension liabilities	—	—	—	(15)	(15)

Total comprehensive income	—	—	—	—	637

Balances at December 31, 2003	28,891	€6,565	€55	€—	€6,620

See accompanying notes to financial statements.

FillFactory NV
Statements of Cash flows
For the Years ended December 31, 2003 and 2002
(In thousands of Euros)

	For the Years Ended

	December 31, 2003	December 31, 2002

Cash flows from operating activities:
Net income (loss)	€652	€(790)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation & amortization	676	677
Interest on shareholders’ loan	125	—
Deferred income tax	162	(414)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,669)	(738)
Inventories	656	(1,580)
Prepaid expenses and other current assets	569	(507)
Accounts payable	(642)	2,079
Income tax payable	316	(12)
Accrued compensation	33
Deferred revenue	992	(33)
Accrued expenses and other current liabilities	64	2

Net cash provided by (used for) operating activities	1,934	(1,316)

Cash flows from investing activities:
Cash paid for property and equipment	(94)	(256)

Net cash used for investing activities	(94)	(256)

Cash flows from financing activities:
Proceeds from new bank loans	100	—
Repayment of bank loans	(96)	(51)
Repayment of capital lease obligation	(142)	(170)
Proceeds from shareholders’ loan	1,840	—

Net cash provided by (used for) financing activities	1,702	(221)

Net increase (decrease) in cash and cash equivalents	3,542	(1,793)
Cash and cash equivalents at beginning of year	1,317	3,110

Cash and cash equivalents at end of year	€4,859	€1,317

Supplemental disclosure of cash flow information:
Cash paid (received) during the year for:
Interest	157	(4)
Income taxes	3	11
Non-cash flow items:
Acquisition of property and equipment through capital lease	306	—

See accompanying notes to financial statements.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

1)	COMPANY INFORMATION

FillFactory NV (the “Company” or “FillFactory”) was incorporated in Mechelen, Belgium as a limited liability company on December 10, 1999.  The Company develops, produces and markets high-performance custom and standard Complementary Metal-Oxide Semiconductor (“CMOS”) image sensors.

2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

	(a)	Basis of Preparation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates and judgments on its historical experience, knowledge of current conditions and beliefs of what could occur in the future considering available information.  Actual results could differ from those estimates.

	(b)	Cash and Cash Equivalents

Cash and Cash equivalents of € 4,859 and € 1,317 as of December 31, 2003 and 2002, respectively, comprise of cash held by the Company and short-term bank deposits with an original maturity of one month.  The carrying amount of these assets approximates their fair market value. The short-term deposits partially collateralize loans obtained from a commercial bank (Note 8).

	(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.  An allowance for doubtful accounts is calculated based on the aging of the Company’s accounts receivable, historical experience, and management judgment.  The Company writes off accounts receivable against the allowance when it is determined a balance is uncollectible.  FillFactory’s customers in the digital and analogical photography and other electronic imaging industries are not significantly affected by decreased corporate and consumer spending.  The Company reviews its allowance for doubtful accounts periodically and it does not have any off-balance-sheet credit exposure related to its customers.

	(d)	Concentration of Credit Risk

The Company is engaged in the design, engineering, and supplying of high-end image sensors.  For the year ended December 31, 2003, the Company generated 58% of its revenues from the sales to one customer (Note 3).

	(e)	Inventories

Inventories are stated at the lower of cost or market.  Cost is determined using the first-in, first-out method for all inventories, other than supplies, to determine cost.  Cost includes raw materials and direct labor.  The Company records provisions to adjust inventories to net realizable value when the Company believes that the net realizable value is less than the cost.  The Company records provisions for obsolete inventories when, based upon economical and technical developments, it is clear that specific inventory items are obsolete.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

(f)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Equipment under capital leases are stated at the initial present value of minimum lease payments less accumulated depreciation.

Depreciation on equipment is calculated using the straight-line method over the estimated useful lives of the assets ranging from two to ten years.  Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset.

(g)	Intangible assets

Intangible assets consist primarily of technology patents which are amortized on a straight-line basis over their estimated useful life of seven years.

(h)	Impairment of Long-Lived Assets

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment and disposition of long-lived assets.  The initial impact of adopting SFAS No. 144 was not material to the Company’s financial statements.

Long-lived assets, such as property and equipment, and intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

(i)	Stock Option Plan

The Company accounts for its stock-based compensation plan, which is more fully described in Note 11, under the intrinsic value method, which follows the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB Opinion No. 25”), Financial Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No. 25), and EITF Issue No. 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44.  Pro forma disclosures required by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), are included in Note 11.

(j)	Pension Plan

The Company has a contributory pension plan for its employees considered as a defined benefit plan.  The amounts funded were transferred to an independent insurer, managing the plan.  The plan is accounted for in accordance with SFAS No. 87, Employers’ Accounting for Pensions (“SFAS No. 87) and SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits (“SFAS No. 132”).

(k)	Warranty Provision

The Company’s warranty terms typically extend one to two years after delivery, depending on the product and negotiated terms.  This warranty is accounted for in accordance with Statement of Financial Accounting Standards No. 5 “Accounting for Contingencies” (“SFAS No. 5”), such that an accrual is made when it is estimable and probable (Note 13).

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

(l)	Revenue Recognition

The Company is generating revenue from the sale of custom manufactured image sensors, the sale of standard image sensors and from the custom design of image sensors.

Revenue from the sale of custom manufactured and standard image sensors is recognized when title and the rights and risks of ownership have passed to the customer, when persuasive evidence of an arrangement exists, the products have been delivered, the price is fixed and determinable and collection of the resulting receivable is reasonably assured.

Revenue from non-recurring engineering efforts associated with the custom design of image sensors is generated through contracts that consist of multiple deliverables.  A deliverable is the outcome of a separate phase in the custom design process.  Each deliverable is subject to formal customer acceptance and revenue is recognized once customer acceptance has been obtained.  Amounts billed to customers prior to customer acceptance are presented as deferred revenue.

(m)	Translation of Foreign Currency

Transactions denominated in foreign currencies are translated into Euro at the rate prevailing at the transaction date.  Assets and liabilities denominated in currencies other than Euro are translated at the exchange rate prevailing at year-end.  Unrealized foreign exchange gain and loss are recorded in earnings.

(n)	Research and Development

Research and development costs are expensed as incurred.

(o)	Shipping and Handling

Shipping and handling costs are reported as part of the cost of revenue.

(p)	Government Grants

The Company obtained governmental and EU grants of € 289 and € 198 during the years ended December 31, 2003 and 2002, respectively.  These grants have been recorded as a reduction of the related research and development expenses.  These grants are not refundable.

(q)	Income Taxes

The Company provides for income taxes using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”).  SFAS No. 109 requires an asset and liability-based approach in accounting for income taxes.  Deferred income taxes reflect the net tax effect of future years of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes and for operating losses and tax credit carryforwards.  The financial effect of changes in tax laws or rates is accounted for in the period of enactment.  Valuation allowances reduce deferred tax assets to an amount that represents management’s best estimate of such deferred tax assets that more likely than not will be realized.

(r)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

(s) Recent Accounting Pronouncements

On February 1, 2003, the Company adopted SFAS No. 148, Accounting for Stock-Based Compensation —Transition and Disclosure — an amendment of SFAS No. 123 (“SFAS No. 148”). This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have any impact to the financial position, results of operations or cash flows as the adoption of this standard involved disclosures only.

On December 17, 2003, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 104 (“SAB 104”), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). Additionally, SAB 104 rescinds the SEC’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the “FAQ”) issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104.  While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. EITF 00-21 was effective for revenue arrangements entered into in periods beginning after June 15, 2003. The application of SAB 104 had no impact to the consolidated financial statements for December 31, 2003.

On August 1, 2003, the Company adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 establishes standards for the classification and measurement of financial instruments with characteristics of both liabilities and equity. The adoption of SFAS No. 150 did not have an impact on the financial position, results of operations or cash flows.

3)	CONCENTRATION OF CREDIT RISK

Revenue from significant customers, representing ten percent or more of total sales for the respective periods, was as follows:

	December 31, 2003	December 31, 2002

Customer A	58%	15%
Customer B	4%	16%

Customer A had a receivable balance representing 35% and 26% of the Company’s total accounts receivable as of December 31, 2003 and 2002, respectively.  Customer B had a receivable balance representing 4% and 14% of the Company’s total accounts receivable as of December 31, 2003 and 2002, respectively.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

4)	ACCOUNTS RECEIVABLE, NET

	December 31, 2003	December 31, 2002

Accounts receivable, gross	€3,665	€1,735
Allowance for doubtful accounts and customer returns	(405)	(144)

Accounts receivable, net	€3,260	€1,591

5)	INVENTORIES

The Company’s business is subject to the risk of technological and design changes; accordingly it maintains its inventory levels at amounts sufficient only to meet existing sales contracts which have fixed prices.  Consequently, changes in the market prices of inventory do not impact the Company’s ability to recover the cost of inventory.

The components of inventories are as follows:

	December 31, 2003	December 31, 2002

Raw materials	€1,063	€1,884
Work in process	339	142
Finished goods	161	103

	1,563	2,129
Less: Allowance for obsolete inventory	(241)	(151)

	€1,322	€1,978

6)	PROPERTY AND EQUIPMENT

	December 31, 2003	December 31, 2002

Office equipment	€1,337	€1,026
Machinery and equipment	1,405	1,316
Leasehold improvements	128	128

	2,870	2,470
Less: Accumulated depreciation	(1,769)	(1,194)

	€1,101	€1,276

The aggregate depreciation expenses for the years ended December 31, 2003 and 2002 were € 575 and € 576, respectively.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

Included in the balance of machinery and equipment are assets under capital leases as follows:

	December 31, 2003	December 31, 2002

Office Equipment	€487	€446
Technical Equipment	324	58

	811	504
Less: Accumulated depreciation	(555)	(420)

	€256	€84

The leased machinery and equipment secure the lease obligation of € 261 (see Note 8).

7)	INTANGIBLE ASSETS

Summarized below are the carrying value and accumulated amortization of intangible assets:

	December 31, 2003	December 31, 2002

Technology patents	€695	€695
Less: accumulated amortization	(349)	(248)

	€346	€447

Amortization expense was € 101 and € 99 for the years ended December 31, 2003 and 2002 respectively.  The Company estimates future amortization expenses for the next 3 years ending December 31, 2004, 2005 and 2006 to be consistent with prior years.

8)	FINANCING ARRANGEMENTS AND LONG TERM DEBT

Debts and other financing consist of the followings:

	December 31, 2003	December 31, 2002

Bank loans	€60	€56
Capital lease obligations	261	97

	321	153
Less: current portion	(159)	(134)

Total long term debt	€162	€19

Bank loans

On September 7, 2001, the Company entered into a financing agreement with a commercial bank to borrow through 2004 the amount of € 56.  The borrowing is reimbursable on a monthly basis over 36 months and it is bearing interest of 0.27 percent per month.  The outstanding debt balance as of December 31, 2003 and 2002 was € 17 and € 36 respectively.

On May 22, 2003, the Company entered into a short term financing agreement with a commercial bank for principal amount of € 100 to be reimbursed over a 12 months period. The monthly installment amounted to approximately € 8 including interest at a rate of 0.165 percent per month. The outstanding balance as of December 31, 2003 and 2002 was € 43 and € 20 respectively.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

Lease obligations

The Company has several non-cancelable operating leases that expire over the next two years.

Rental payments include minimum rentals plus contingent rentals. Rental expense for operating leases was € 200 and € 167 for the years ended December 31, 2003 and 2002, respectively.

The following schedule details, at December 31, 2003, the future minimum lease payments under capital and operating leases:

Years ending December 31	Capital Leases	Operating Leases

2004	€112	€228
2005	112	63
2006	60	—

Total minimum lease payments	284	€291

Less: amount representing interest	(23)

Present value of minimum lease payments	€261

The average interest rate on capital leases amounts to approximately 8.1% on an annual basis.

9)	INCOME TAXES

The (provision) benefit for income taxes is comprised of the following:

	Years ended December 31

	2003	2002

Current	€(269)	€—
Deferred	(162)	414

Total (provision) benefit	€(431)	€414

The tax effects of significant temporary differences and tax loss carry-forwards are presented below:

	December 31, 2003	December 31, 2002

Deferred income tax assets
Deferred revenue, reserves and accruals	€176	€44
Tax loss carryforward and investment credit	—	423

Total deferred income tax assets	176	467

Deferred income tax liabilities
Property, equipment and intangible assets	(45)	(180)
Other	(6)	—

Total deferred income tax liabilities	(51)	(180)

Net deferred income tax asset	€125	€287

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

A reconciliation of the Company’s statutory tax (provision) benefit for income taxes at the Belgian statutory rate to the reported income tax (provision) benefit is as follows:

	Years ended December 31

	2003	2002

Income tax at statutory rates	€(368)	€484
Permanent differences	(55)	(49)
Investment credits	(34)	34
Change in tax rate	—	(52)
Other	26	(3)

	€(431)	€414

Effective January 1, 2003, the Belgian statutory tax rate decreased from 40.17% to 33.99%. The deferred tax assets and liabilities have been computed at December 31, 2002 using the new tax rate.

10)	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The accrued expenses and other current liabilities comprised the following:

	December 31, 2003	December 31, 2002

Pension obligation liability	€249	€118
Deferred government grants	82	177
Other	134	106

	€465	€401

11)	SHAREHOLDERS’ EQUITY

Common shares

The holders of common shares have equal rights and are entitled to receive dividends as declared from time to time and are entitled to one vote per share. In May 2003, the Company obtained a loan from its shareholders for an amount of € 1,840.  In December 2003, this loan, including accrued interests of € 125, was converted into equity in exchange for 7,926 common shares.

Legal Reserve

In accordance with Belgian Company Law and the Company’s Articles of Incorporation, five percent of the annual local net income is required to be transferred to a statutory reserve until this reserve equals ten percent of the share capital. This reserve is not available for dividend distribution.  The legal reserve amounted to € 298 and € 3 as of December 31, 2003 and 2002, respectively and was included in retained earnings.

Stock Option Plan

In 2001, the Company’s shareholders adopted a stock option plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant stock options to employees and directors of the Company.  The Plan authorizes grants of options to purchase up to 2,097 shares of authorized but unissued common stock.  Stock options are granted with an exercise price equal to the stock’s fair value at the date of grant.  All stock options have a five year life and fully vest at the end of the third calendar year following the year of grant.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

The Company uses the intrinsic value method prescribed by APB Opinion No. 25 to account for its stock options. Accordingly, the excess of the grant date fair value of the Company’s ordinary shares over the exercise price of the stock options is recognized as compensation expense over the vesting period of the options. Since all options have an exercise price equal to the fair value of the underlying shares at the grant date, no compensation expense has been recognized.

The following table illustrates the effect on net income or loss if the Company had applied the fair value recognition provisions of SFAS No. 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2001 and 2003 respectively: risk free interest rate of 4.5%, expected lives of 4 years, and a dividend yield and volatility of nil.

Year ended December 31,		2003	2002

Net income (loss) :	As reported	€652	€(790)
	Pro forma	€635	€(798)

A summary of the activity of the Company’s stock options for the years ended December 31, 2003 and 2002 is as follows:

	Number of shares	Weighted average exercise price

Balance as of December 31, 2001	1,420	€247.89
Granted	—

Balance as of December 31, 2002	1,420	247.89
Granted	677	247.89

Balance as of December 31, 2003	2,097	€247.89

There were no exercised, forfeited or expired options as of December 31, 2003 and 2002.  The remaining weighted average contractual life of options granted during 2001 and 2003, respectively, was 3.5 years and 3.25 years as of December 31, 2003.  As of December 31, 2003 and 2002, no options were vested.

12)	PENSION PLANS

The Company has a defined benefit pension plan covering substantially all of its employees.  The benefits are based on years of service and the employee’s compensation during the five years prior to retirement.  The Company makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

The following table sets forth the plan’s benefit obligations, fair value of plan assets, and funded status at December 31, 2003 and 2002:

	2003	2002

Change in Benefit Obligation
Benefit obligation, January 1	€918	€729
Service cost	149	119
Interest cost	48	38
Plan participant’s contributions	20	13
Actuarial (gains) losses	5	18

Benefit obligation, December 31	€1,140	€917

Change in Fair Value of Plan Assets
Fair value of plan assets, January 1,	€328	€287
Actual return on plan assets	13	(10)
Employer contributions	60	38
Employee contributions	20	13

Fair value of plan assets, December 31	€421	€328

Reconciliation of Funded Status
Unfunded status of plans	€(718)	€(589)
Unrecognized net transition obligation	413	426
Unrecognized net losses	56	45

Accrued benefit expense, December 31	€(249)	€(118)

Weighted-average assumptions as of December 31	2003	2002

Discount rate	5.25%	5.25%
Expected return on plan assets	5.25%	5.25%
Rate of compensation increase	3.50%	3.50%
Inflation rate	2.00%	2.00%

	2003	2002

Retirement Benefit Costs
Benefit cost	€149	€119
Interest cost	48	38
Expected return on plan assets	(19)	(16)
Amortization	13	15

Net retirement benefit costs	€191	€156

FILLFACTORY NV
NOTES TO FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)

13)	COMMITMENTS AND CONTINGENCIES

On January 1, 2003, the Company adopted FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 requires that upon issuance of a guarantee, the Company must disclose and may be required to recognize a liability for the fair value of the obligation the Company assume under that guarantee. The initial recognition and measurement requirement of FIN 45 is effective for guarantees issued or modified after December 31, 2002.

PRODUCT WARRANTIES

The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Included in the Company’s warranty accrual are costs for limited warranties and extended warranty coverage. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligations based on the anticipated expenditures over the balance of the obligation period. Warranty reserves were € 272 and € 11 as of December 31, 2003 and 2002, respectively, and are presented as reductions to accounts receivable. Warranty costs have not historically been significant as a percentage of revenue.

	December 31, 2003	December 31, 2002

Warranty reserve:
Beginning balance	€11	€9
Provision for warranty reserve	261	2

Ending balance	€272	€11

14)	SUBSEQUENT EVENT

On August 4, 2004, all outstanding options were exercised and all outstanding common shares were acquired by Cypress Semiconductor Corp., USA in exchange for United States dollars 100 million in cash.

FillFactory NV
Condensed Balance Sheets
As of June 30, 2004 and December 31, 2003
(In thousands of Euros, except share amounts, unless otherwise stated)
(Unaudited)

	June 30, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	€6,981	€4,859
Trade accounts receivable, net	2,940	3,260
Inventories	2,047	1,322
Prepaid expenses and other current assets	381	251
Deferred income tax	125	176

Total current assets	12,474	9,868
Property and equipment, net	1,036	1,101
Intangible assets	298	346

Total assets	€13,808	€11,315

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	€67	€159
Accounts payable	3,320	1,713
Income tax payable	592	316
Accrued compensation	341	358
Deferred revenue	1,303	1,471
Deferred income tax	—	6
Accrued expenses and other current liabilities	718	465

Total current liabilities	6,341	4,488
Long-term debt, less current portion	201	162
Deferred income tax	18	45

Total liabilities	6,560	4,695

Commitments and contingencies (See Note 11)
Shareholders’ equity:
Common shares, 30,988 shares authorized as of June 30, 2004 and December 31, 2003; 28,891 shares issued and outstanding as of June 30, 2004 and December 31, 2003	6,565	6,565
Retained earnings	683	55

Total shareholders’ equity	7,248	6,620

Total liabilities and shareholders’ equity	€13,808	€11,315

See accompanying notes to the condensed financial statements.

FillFactory NV
Condensed Statements of Operations
For the Six Months ended June 30, 2004 and 2003
(In thousands of Euros)
(Unaudited)

	For the Six Months Ended

	June 30, 2004	June 30, 2003

Revenue	€10,851	€11,028
Cost of revenue	8,603	8,428

Gross profit	2,248	2,600
Operating expenses:
Research and development	158	160
Selling, general and administrative	1,171	948

Operating income	919	1,492
Other income (expense):
Interest income	34	5
Interest expense	(32)	(86)
Foreign exchange loss, net	56	(37)

Income before income tax	977	1,374
Income tax provision	(349)	(487)

Net income	€628	€887

See accompanying notes to the condensed financial statements.

FillFactory NV
Condensed Statements of Cash flows
For the Six Months ended June 30, 2004 and 2003
(In thousands of Euros)
(Unaudited)

	For the Six Months Ended

	June 30, 2004	June 30, 2003

Cash flows from operating activities:
Net income	€628	€887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	340	241
Deferred income tax	18	299
Changes in operating assets and liabilities:
Trade accounts receivable	320	(600)
Inventories	(725)	(634)
Prepaid expenses and other current assets	(130)	42
Accounts payable	1,607	91
Income tax payable	277	189
Accrued compensation	(17)	36
Deferred revenue	(168)	340
Accrued expenses and other current liabilities	252	420

Net cash provided by operating activities	2,402	1,311

Cash flows from investing activities:
Cash paid for property and equipment	(170)	(25)

Net cash used for investing activities	(170)	(25)

Cash flows from financing activities:
Proceeds from long term debt	—	100
Repayment of bank loans	(52)	(51)
Repayment of capital lease obligation	(58)	(83)
Proceeds from shareholders’ loan	—	1,840

Net cash provided by (used for) financing activities	(110)	1,806

Net increase in cash and cash equivalents	2,122	3,092
Cash and cash equivalents at beginning of period	4,859	1,317

Cash and cash equivalents at end of period	€6,981	€4,409

Supplemental disclosure of cash flow information:
Cash paid (received) during the year for:
Interest	(2)	(66)
Income taxes	5	1
Non-cash flow items:
Acquisition of property and equipment through capital lease	57	112

See accompanying notes to the condensed financial statements.

FILLFACTORY NV
NOTES TO CONDENSED FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)
(Unaudited)

1)	COMPANY INFORMATION AND BASIS OF PRESENTATION

FillFactory NV (the “Company” or “FillFactory”) was incorporated in Mechelen, Belgium as a limited liability company on December 10, 1999.  The Company develops, produces and markets high-performance custom and standard Complementary Metal-Oxide Semiconductor (“CMOS”) image sensors.

In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information included herein.  The Company believes that the disclosures are adequate to make the information not misleading.  However, the financial data should be read in conjunction with the audited financial statements and related notes included elsewhere in this Form 8-K for the fiscal year ended December 31, 2003.

The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for the full year.

2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

The interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates and judgments on its historical experience, knowledge of current conditions and beliefs of what could occur in the future considering available information.  Actual results could differ from those estimates.

3)	CONCENTRATION OF CREDIT RISK

Revenue from significant customers, representing ten percent or more of total sales for the respective periods, was as follows:

	June 30, 2004	June 30, 2003

Customer A	35%	68%

Customer A had a receivable balance representing 27% and 35% of the Company’s total accounts receivable as of June 30, 2004 and December 31, 2003, respectively.

4)	ACCOUNTS RECEIVABLE, NET

	June 30, 2004	December 31, 2003

Accounts receivable, gross	€4,441	€3,665
Allowance for doubtful accounts and customer returns	(1,501)	(405)

Accounts receivable, net	€2,940	€3,260

FILLFACTORY NV
NOTES TO CONDENSED FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)
(Unaudited)

5)	INVENTORIES

The Company’s business is subject to the risk of technological and design changes; accordingly it maintains its inventory levels at amounts sufficient only to meet existing sales contracts which have fixed prices.  Consequently, changes in the market prices of inventory do not impact the Company’s ability to recover the cost of inventory.

The components of inventories are as follows:

	June 30, 2004	December 31, 2003

Raw materials	€2,336	€1,063
Work in process	240	339
Finished goods	134	161

	2,710	1,563
Less: Allowance for obsolete inventory	(663)	(241)

	€2,047	€1,322

6)	PROPERTY AND EQUIPMENT

	June 30, 2004	December 31, 2003

Office equipment	€1,454	€1,337
Machinery and equipment	1,502	1,405
Leasehold improvement	141	128

	3,097	2,870
Less: Accumulated depreciation	(2,061)	(1,769)

	€1,036	€1,101

Included in the balance of machinery and equipment are assets under capital leases as follows:

	June 30, 2004	December 31, 2003

Office Equipment	€544	€487
Technical Equipment	324	324

	868	811
Less: Accumulated depreciation	(609)	(555)

	€259	€256

7)	FINANCING ARRANGEMENTS AND LONG TERM DEBT

Debts and other financing consist of the followings:

	June 30, 2004	December 31, 2003

Bank loans	€8	€60
Capital lease obligations	260	261

	268	321
Less: current portion	(67)	(159)

Total long term debt	€201	€162

FILLFACTORY NV
NOTES TO CONDENSED FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)
(Unaudited)

8)	INCOME TAXES

The provision for income taxes is comprised of the following:

	Six months ended June 30,

	2004	2003

Current	€(331)	€(203)
Deferred	(18)	(284)

Total provision	€(349)	€(487)

A reconciliation of the Company’s statutory tax provision for income taxes at the Belgian statutory rate to the reported income tax provision is as follows:

	Six months ended June 30,

	2004	2003

Income tax at statutory rate	€(332)	€(467)
Permanent differences	(17)	(20)

Total provision	€(349)	€(487)

9)	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The accrued expenses and other current liabilities comprised the following:

	June 30, 2004	December 31, 2003

Pension obligation liability	€320	€249
Deferred government grants	41	82
Other	357	134

	€718	€465

10)	SHAREHOLDERS’ EQUITY

Stock Option Plan

In 2001, the Company’s shareholders adopted a stock option plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant stock options to employees and directors of the Company.  The Plan authorizes grants of options to purchase up to 2,097 shares of authorized but unissued common stock.  Stock options are granted with an exercise price equal to the stock’s fair value at the date of grant.  All stock options have a five year life and fully vest at the end of the third calendar year following the year of grant.

The Company uses the intrinsic value method prescribed by APB Opinion No. 25 to account for its stock options. Accordingly, the excess of the grant date fair value of the Company’s ordinary shares over the exercise price of the stock options is recognized as compensation expense over the vesting period of the options. Since all options have an exercise price equal to the fair value of the underlying shares at the grant date, no compensation expense has been recognized.

FILLFACTORY NV
NOTES TO CONDENSED FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)
(Unaudited)

The following table illustrates the effect on net loss or profit if the Company had applied the fair value recognition provisions of SFAS No. 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2001 and 2003 respectively: risk free interest rate of 4.5%, expected lives of 4 years, and a dividend yield and volatility of nil.

Six months ended June 30		2004	2003

Net income :	As reported	€628	€887
	Pro forma	609	883

A summary of the activity of the Company’s stock options for the six months ended June 30, 2004 is as follows:

	Number of shares	Weighted average exercise price

Balance as of December 31, 2003	2,097	€247.89

Granted	—

Balance as of June 30, 2004	2,097	€247.89

There were no exercised, forfeited or expired options as of June 30, 2004.  The weighted remaining average contractual life of options granted during 2001 and 2003, respectively, was 3.0 years and 2.75 years as of June 30, 2004.  As of June 30, 2004, no options were vested.

11)	COMMITMENTS AND CONTINGENCIES

PRODUCT WARRANTIES

The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Included in the Company’s warranty accrual are costs for limited warranties and extended warranty coverage. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligations based on the anticipated expenditures over the balance of the obligation period. Warranty reserves were € 1,368 and € 272 as of June 30, 2004 and December 31, 2003, respectively, and are presented as reductions to accounts receivable. Warranty costs have not historically been significant as a percentage of revenue. The movement in warranty reserves during the six months ended June 30, 2004 was as follows:

	June 30, 2004	December 31, 2003

Warranty reserve:
Beginning balance	€272	€11
Provision for warranty reserve	1,096	261

Ending balance	€1,368	€272

FILLFACTORY NV
NOTES TO CONDENSED FINANCIAL STATEMENTS

(in thousands of Euros, except per share amounts, unless otherwise stated)
(Unaudited)

12)	SUBSEQUENT EVENT

On August 4, 2004, all outstanding options were exercised and all outstanding common shares were acquired by Cypress Semiconductor Corp., USA in exchange for United States dollars 100 million in cash.

(b)  Pro forma financial information:

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition by Cypress of FillFactory for $100.0 million in cash. The unaudited pro forma condensed consolidated balance sheet was prepared as if the acquisition had occurred as of June 27, 2004. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 27, 2004 and for the fiscal year ended December 28, 2003 were prepared as if the acquisition had occurred as of December 30, 2002.  The historical financial information has been adjusted to give effect to pro forma items that are:  (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma adjustments are based upon available information and assumptions that Cypress believes are reasonable.  The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information currently available, which may be revised, as additional information becomes available.  The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements.  Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what Cypress’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project Cypress’s financial performance for any future periods. The pro forma statements of operations do not reflect any synergies or other operating benefits that may be realized as Cypress integrates the acquisition with the existing operations.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 27, 2004
(in thousands)

	Cypress	FillFactory	Pro Forma Adjustment		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$237,764	$8,501	$(99,229	)A	$147,036
Short-term investments	44,464	—	—		44,464

Total cash, cash equivalents and short-term investments	282,228	8,501	(99,229)		191,500
Accounts receivable, net	152,695	3,580	—		156,275
Inventories	68,789	2,493	—		71,282
Other current assets	106,440	616	—		107,056

Total current assets	610,152	15,190	(99,229)		526,113

Property, plant and equipment, net	432,598	1,262	(272	)B	433,588
Goodwill	322,208	—	63,470	C	385,678
Other intangible assets	39,831	363	20,437	D	60,631
Other assets	242,770	—	—		242,770

Total assets	$1,647,559	$16,815	$(15,594)		$1,648,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,158	$4,042	$—		$81,200
Accrued compensation and employee benefits	48,266	415	—		48,681
Other current liabilities	72,207	956	1,353	E	74,516
Deferred income	21,714	1,587	—		23,301
Income taxes payable	2,525	721	—		3,246

Total current liabilities	221,870	7,721	1,353		230,944

Convertible subordinated notes	668,652	—	—		668,652
Deferred income taxes and other tax liabilities	94,967	22	7,072	F	102,061
Other long-term liabilities	14,162	245	771	A	15,178

Total liabilities	999,651	7,988	9,196		1,016,835

Stockholders’ equity:
Common stock	1,395	7,995	(7,995	)G	1,395
Additional paid-in-capital	1,124,896	—	—		1,124,896
Deferred stock compensation	(3,519)	—	—		(3,519)
Accumulated other comprehensive income	192	—	—		192
Accumulated earnings (deficit)	(247,380)	832	(16,795	)H	(263,343)

	875,584	8,827	(24,790)		859,621
Less: shares of common stock held in treasury, at cost	(227,676)	—	—		(227,676)

Total stockholders’ equity	647,908	8,827	(24,790)		631,945

Total liabilities and stockholders’ equity	$1,647,559	$16,815	$(15,594)		$1,648,780

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months ended June 27, 2004
(in thousands, except per share data)

	Cypress	FillFactory	Pro Forma Adjustment		Pro Forma Combined

Revenues	$518,662	$13,384	$—		$532,046
Costs and expenses:
Cost of revenues	248,215	10,611	—		258,826
Research and development	129,955	195	—		130,150
Selling, general and administrative	67,519	1,444	27	I	68,990
Restructuring	(81)	—	—		(81)
Amortization of intangibles	19,798	—	2,600	J	22,398

Total costs and expenses	465,406	12,250	2,627		480,283

Operating income	53,256	1,134	(2,627)		51,763
Interest income	5,282	42	(692	)K	4,632
Interest expense	(5,578)	(39)	—		(5,617)
Other income and (expense), net	(1,131)	69	—		(1,062)

Income before income taxes	51,829	1,206	(3,319)		49,716
Provision for income taxes	(3,369)	(430)	—		(3,799)

Net income	$48,460	$776	$(3,319)		$45,917

Basic net income per share	$0.39				$0.37

Diluted net income per share	$0.30				$0.28

Shares used in calculation of net income:
Basic	122,892				122,892
Diluted	169,649				169,649

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year ended December 28, 2003
(in thousands, except per share data)

	Cypress	FillFactory	Pro Forma Adjustment		Pro Forma Combined

Revenues	$836,756	$19,671	$—		$856,427
Costs and expenses:
Cost of revenues	435,749	14,889	—		450,638
Research and development	251,432	378	—		251,810
Selling, general and administrative	130,349	2,540	54	I	132,943
Restructuring	(6,685)	—	—		(6,685)
Acquisition and other costs	34,215	—	5,200	J	39,415

Total costs and expenses	845,060	17,807	5,254		868,121

Operating income (loss)	(8,304)	1,864	(5,254)		(11,694)
Interest income	14,936	25	(1,915	)K	13,046
Interest expense	(15,613)	(207)	—		(15,820)
Other income and (expense), net	6,472	(441)	—		6,031

Income (loss) before income taxes	(2,509)	1,241	(7,169)		(8,437)
Provision for income taxes	(2,822)	(494)	—		(3,316)

Net income (loss)	$(5,331)	$747	$(7,169)		$(11,753)

Basic and diluted net loss per share	$(0.04)				$(0.10)

Shares used in calculation of net loss:
Basic and diluted	121,509				121,509

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

On August 4, 2004, Cypress completed the acquisition of 100% of the outstanding capital stock of FillFactory in a transaction accounted for as a purchase under accounting principles generally accepted in the United States of America.  Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets acquired, based on their fair values as of the completion of the acquisition.

Under the terms of the Stock Purchase Agreement between Cypress and FillFactory, the consideration consists of $100.0 million in cash to FillFactory’s shareholders.  The preliminary estimate of the total purchase price is as follows:

(In thousands)

Cash	$100,000
Acquisition cost	1,353

Total purchase price	$101,353

The preliminary allocation of the purchase price is as follows:

(In thousands)

Net tangible assets	$8,555
Acquired identifiable intangible assets	20,800
In-process research and development	15,600
Deferred tax liabilities	(7,072)
Goodwill	63,470

Total purchase price	$101,353

The final determination of the purchase price allocation will be completed as soon as practicable, but no later than one year from the acquisition date.  The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the closing date of the acquisition, have not reached technological feasibility and have no alternative future use.  These projects primarily focus on a variety of custom and standard image sensor products including digital still cameras, wireless terminal cameras and high-end photography applications.  The estimated fair value of in-process research and development was expensed immediately following the completion of the acquisition.

The valuation of in-process research and development was determined using the sum of the discounted expected future cash flows attributable to the in-process technology. The cash flows derived from the in-process technology projects were discounted at rates ranging from 28% to 50%.  The percentage of completion for each in-process technology project was primarily determined by identifying the research and development expenses invested in the project as a ratio of the total estimated development costs required to bring the project to technical and commercial feasibility. The percentage of completion for these in-process technology projects ranged from 1% to 91%.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The amount allocated to acquired identifiable intangible assets consists of the following categories:

(In thousands)

Existing technology	$5,600
Patents / core technology	6,400
Customer contracts	7,500
Tradename / trademarks	1,200
Order backlog	100

Total acquired identifiable intangible assets	$20,800

The estimated fair value attributed to existing technology, which is related to the development of new image sensors in FillFactory’s custom and standard product applications, was determined based on a discounted forecast of the estimated net future cash flows to be generated from the technology using a discount rate of 20%.  The estimated fair value of existing technology will be amortized over 4 years on a straight-line basis.

The estimated fair value of patents / core technology, which is related to a combination of processes and trade secrets that are the building blocks for existing, in-process, and future technology, was determined by calculating the present value of the royalty savings related to the intangible assets using a royalty rate of 5% and a discount rate of 40%.  The estimated fair value of patents / core technology will be amortized over 4 years on a straight-line basis.

The estimated fair value attributed to customer contracts, which are primarily related to custom design image services and custom product supplies, was determined based on a discounted forecast of the estimated net future cash flows to be generated from the contracts using discount rates of 17% to 23%.  The estimated fair value of customer contracts will be amortized over 4 years on a straight-line basis.

The estimated fair value attributed to tradename / trademarks was determined by calculating the present value of the royalty savings related to the intangible assets using a royalty rate of 0.5% and a discount rate of 28%. The estimated value of tradename / trademarks will be amortized over 4 years on a straight-line basis.

Goodwill represents the excess of the purchase price over the fair values of the net tangible and intangible assets.  In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized but will be tested for impairment at least annually.

2. Exchange Rates

FillFactory’s historical statements of operations have been translated into U.S. Dollars using the average exchange rates of $1.23 and $1.15 for the six months ended June 27, 2004 and for the fiscal year ended December 28, 2003, respectively.  FillFactory’s historical balance sheet as of June 27, 2004 has been translated into U.S. Dollars using the closing exchange rate of $1.22 at June 27, 2004.

3. Fiscal Year

Cypress ended its fiscal 2003 on December 28, 2003 and its second quarter of fiscal 2004 on June 27, 2004.  FillFactory ended the year 2003 on December 31, 2003 and its second quarter of 2004 on June 30, 2004.  For the purpose of the pro forma condensed combined financial statements, FillFactory is presented as having the same ending periods as Cypress and no adjustments were made to FillFactory’s financial statements to reflect such presentation, as the impact of the difference in the ending periods was not material to the pro forma condensed combined financial statements for the periods presented.

4. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A)	To eliminate cash payment of $99.2 million and record the remaining consideration payable of $0.8 million (payable in cash) related to the acquisition of FillFactory.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

B)	To conform FillFactory’s accounting policy with Cypress’s accounting policy and expense $0.3 million related to certain equipment that had previously been capitalized by FillFactory.

C)	To record the preliminary fair value of goodwill of $63.5 million related to the acquisition of FillFactory.

D)

To record the preliminary fair value of the acquired identifiable intangible assets of $20.8 million related to the acquisition of FillFactory, less the historical FillFactory intangible assets of $0.4 million.

E)	To accrue for the estimated acquisition costs of $1.4 million related to the acquisition of FillFactory.

F)

To record the deferred tax liabilities of $7.1 million attributable to the acquired identifiable intangible assets, exclusive of the in-process research and development, using the Belgium statutory tax rate of 34%.

G)	To eliminate FillFactory’s historical stockholders’ equity account (common stock) of $8.0 million.

H)	The pro forma adjustment consists of the following three items:

(In thousands)

In-process research and development (1)	$15,600
Historical FillFactory intangible assets (2)	363
Accumulated earnings (3)	832

Total pro forma adjustment	$16,795

(1)

To record the preliminary fair value of the in-process research and development related to the acquisition of FillFactory.  Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combined consolidated statements of operations.

(2)	To eliminate FillFactory’s historical intangible assets.
(3)	To eliminate FillFactory’s historical stockholders’ equity account (accumulated earnings).

I)

To eliminate depreciation related to certain of FillFactory’s fixed assets that are not capitalizable based on Cypress’s accounting policy (see Adjustment B).  Depreciation totaled $27 thousand for the six months ended June 27, 2004 and $54 thousand for the fiscal year ended December 28, 2003.

J)

To record the amortization expense related to the acquired identifiable intangible assets, calculated over the estimated useful lives of 4 years on a straight-line basis.  Amortization expense totaled $2.6 million for the six months ended June 27, 2004 and $5.2 million for the fiscal year ended December 28, 2003.

K)

To reduce interest income of $0.7 million for the six months ended June 27, 2004 and $1.9 million for the fiscal year ended December 28, 2003, as if the cash payment for the acquisition of FillFactory occurred on December 30, 2002.  Interest rates of 1.40% and 1.93% were assumed for the six months ended June 27, 2004 and for the fiscal year ended December 28, 2003, respectively.

On a combined basis, there were no material transactions between Cypress and FillFactory for the periods presented.

c)  Exhibit:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

23.1	Consent of Independent Accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION
(Registrant)

Date: October 18, 2004	By:	/s/ EMANUEL HERNANDEZ

Emmanuel Hernandez
Chief Financial Officer, Executive Vice President, Finance and Administration